 Joint Filer Information

Name:
KKR 1996 GP L.L.C.

Johannes Huth

KKR Associates 1996, L.P.
Michael W. Michelson

KKR 1996 Fund L.P.
Alexander Navab

KKR-ZT, L.L.C.

Paul E. Raether

Todd A. Fisher

Neil A. Richardson

Edward A. Gilhuly

Scott M. Stuart

Perry Golkin
Henry R. Kravis

George R. Roberts

Address:
9 West 57th Street

New York, NY 10019

Designated Filer:
KKR 1996 GP L.L.C.

Issuer and Ticker Symbol:
Zhone Technologies, Inc. (___)

Date of Event Requiring Statement:
June 30, 2003

The shares of Series AA Preferred Stock of the Issuer reported on this Form 3 are held of record by KKR-ZT, L.L.C. As the senior member of KKR-ZT, L.L.C., KKR 1996 Fund L.P. may be deemed to be the beneficial owner of such shares of preferred stock of the Issuer held by KKR - ZT, L.L.C As the sole general partner of KKR 1996 Fund L.P., KKR Associates 1996, L.P. may be deemed to be the beneficial owner of such shares of preferred stock of the Issuer held by KKR - ZT, L.L.C. As the sole general partner of KKR Associates 1996, L.P., KKR 1996 GP L.L.C. also may be deemed to be the beneficial owner of such shares of preferred stock of the Issuer held by KKR - ZT, L.L.C.

KKR 1996 GP L.L.C. is a Delaware limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are the individual Reporting Persons named above and Mr. James H. Greene, Jr. Each of the individual Reporting Persons may be deemed to share beneficial ownership of any shares of common stock of the Issuer that KKR 1996 GP L.L.C. may beneficially own or be deemed to beneficially own, but disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the individual Reporting Persons are the beneficial owners of all such equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates KKR 1996 GP L.L.C. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

/s/ Richard J. Kreider

By Richard J. Kreider

Attorney-In-Fact for the Reporting Persons